Exhibit 11

316281438.2 The undersigned beneficial owner of shares of common stock, par value $0.0001 per share (the Common StockParentands Commissiona registration statement on Form S-Registration StatementSecurities Actgistration of the resale of the shares of Common Stock held by Registrable Securitiesstockholders whose Common Stock will be included in the Registration Statement. This Questionnaire seeks information necessary to complete the registration of these shares with the Commission. To sell or otherwise dispose of any Registrable Securities in the offering, a holder or beneficial owner of Registrable Securities will be required to agree to be named as a selling stockholder in the Questionnaire Please respond to every question unless otherwise directed. applicabotherwise, answers should be given as of the date you complete this Questionnaire. If there is any response or underlying factual matter about which you are uncertain, please discuss the matter fully and include any additional explanation or information which you believe is helpful. Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus. Please complete, sign, date, and email or fax this Questionnaire as soon as possible to Erin L. Fogarty, counsel for Parent, at email: . Please call Ms. Fogarty, counsel to Parent at with any questions regarding this Questionnaire.

316281438.2 2 NOTICE Selling Stockholderelects to register for resale the Registrable Securities owned by it and listed below in Question 5 (unless otherwise specified under such Question 5) in the Registration Statement.

316281438.2 3 QUESTIONNAIRE The undersigned hereby provides the following information to Parent and represents and warrants that such information is accurate: 1. Name. Full Legal Name of Selling Stockholder: Weird Science, LLC 2. Address for Notices to Selling Stockholder. 8581 Santa Monica Blvd. #317 West Hollywood, CA 90069 Telephone: Fax: Email Address Contact Person: William Anderson Wittekind 3. Relationship with Parent. Describe the nature of any position, office or other material relationship the Selling Stockholder has had with Parent during the past three years: Weird Science LLC is a plaintiff in a pending civil action against Parent in the Delaware Court of Chancery, Weird Science et al. v. Enochian Biosciences Inc. (C.A. No. 2023-0599-MTZ). Carl Sandler, a member and former manager of Weird Science LLC, was a director of Parent from February 2018 until March 25, 2022. Weird Science LLC is a party to that certain Investor Rights Agreement dated as of February 16, 2018 by and among Parent, RS Group ApS and Weird Science LLC. Weird Science LLC was a party to that certain Standstill and Lock-Up Agreement dated as of February 16, 2018 by and among Parent, RS Group ApS and Weird Science LLC. Weird Science LLC is a party to that certain License Agreement dated as of February 16, 2018 by and between Weird Science LLC and Enochian Biopharma, Inc., a wholly-owned subsidiary of Parent. 4. Organizational Structure. Please indicate or (if applicable) describe how the Selling Stockholder is organized. (a) Is the Selling Stockholder a natural person? (If so, please mark the box and skip to Question 5.) Yes No (b) Is the Selling Stockholder a reporting company under the Securities Exchange Act of 1934, as amended (the )? (If so, please mark the box and skip to Question 5.)

316281438.2 4 Yes No (c) Is the Selling Stockholder a majority-owned subsidiary of a reporting company under the Exchange Act (including Parent)? (If so, please mark the box and skip to Question 5.) Yes No (d) Is the Selling Stockholder a registered investment company under the Investment Company Act of 1940? (If so, please mark the box and skip to Question 5.) Yes No (e) Legal Description of Selling Stockholder: Please describe the type of legal entity that the Selling Stockholder is (e.g., corporation, partnership, limited liability company, etc.): Limited liability company (f) Please indicate whether the Selling Stockholder is controlled by another entity (such as a parent company, a corporate member, corporate shareholder, etc.) or is controlled by a natural person. Controlled by: Natural Person(s) Entity Please indicate the name of the natural person(s)who has voting or investment control over the shares held by the Selling Stockholder and the position of control that person(s) holds in or over the Selling Stockholder, then move to Question 5. I Name of natural person(s): William Anderson Wittekind is the sole manager of Weird Science LLC and, as such, has sole voting power and sole investment power over the shares owned by Weird Science LLC under Rule 13d-3. Controlling position in Selling Stockholder (e.g., sole member, controlling shareholder, sole stockholder, trustee, etc.): Serhat Daniel Gumrukcu owns a majority of the outstanding voting units of Weird Science LLC and, as such, may be deemed to control Weird Science LLC as such term is defined in Rule 12b-2.

316281438.2 6 5. Beneficial Ownership of Registrable Securities: beneficially owns as of the date of this Questionnaire: 1,313,499 (b) Please state the number of shares of the Registrable Securities that the Selling Stockholder wishes to have registered for resale in the Registration Statement. Common Stock: 1,216,467 6. Broker-Dealer Status. (a) Is the Selling Stockholder a broker-dealer? Yes No compensation for investment banking services to Parent? Yes No N/A Note: If the answer to Question 6(b) is no, Commissiidentified as an underwriter in the Registration Statement. (c) Is the Selling Stockholder an affiliate of a broker-dealer? Yes No (d) If the Selling Stockholder is an affiliate of a broker-dealer, does the Selling Stockholder certify that it purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, the Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities? Yes No N/A identified as an underwriter in the Registration Statement.

316281438.2 7 7. Legal Proceedings with Parent. Is Parent a party to any pending legal proceeding in which the Selling Stockholder is named as an adverse party? Yes No State any exceptions here: Please see the response to Item 3. 8. Reliance on Responses. The undersigned acknowledges and agrees that Parent and its legal counsel shall be entitled to rely on its responses in this Questionnaire in all matters pertaining to the Registration Statement and the sale of any Registrable Securities pursuant to the Registration Statement.

316281438.2 [Signature Page to Selling Stockholder Notice and Questionnaire] The undersigned agrees to promptly notify Parent of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective. By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Questions 1 through 7 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. Note: EACH BENEFICIAL OWNER, including each corporation and natural person named in the answer to question 4(f) must execute this Notice and Questionnaire. IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent. BENEFICIAL OWNER (individual) BENEFICIAL OWNER (entity) WEIRD SCIENCE LLC Print Name Name of Entity Signature Signature Print Name:William Anderson Wittekind Signature (if Joint Tenants or Tenants in Common) Title: Manager BENEFICIAL OWNER (individual) BENEFICIAL OWNER (entity) Print Name Name of Entity Signature Signature Print Name:Signature (if Joint Tenants or Tenants in Common) Title:

316281438.2 PLEASE EMAIL A PDF COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL TO: Attn: Erin L. Fogarty K&L Gates LLP - Counsel to Enochian BioSciences Inc. 200 S Biscayne Blvd. Miami, FL 33131